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EXHIBIT 3.12

CODE OF REGULATIONS
OF
THE O. S. KELLY COMPANY

SECTION 1: ANNUAL MEETING

    The annual meeting of the shareholders of the corporation shall be held at the principal office of the corporation in the City of Springfield, Ohio, at ten o'clock a.m. Eastern Standard Time, on the fist Tuesday in October of each year, if not a legal holiday, and if a legal holiday, then the next succeeding business day at such time as may be fixed in the notice of the meeting. The Board of Directors shall be elected thereat, and such other business transacted as may be specified in the notice of the meeting, or may properly come before the meeting.

SECTION 2: SPECIAL MEETING

    Special meetings of the shareholders may be held at any time and at any place within or without the State of Ohio, upon the call of the President, Vice President or a majority of the Board of Directors acting with or without a meeting.

SECTION 3: NOTICE 0F MEETINGS

    Unless waived, a written, printed or typewritten notice of each annual or special meeting, stating the day, hour and place, and the purpose or purposes thereof, shall be served upon or mailed to each shareholder of record entitled to vote, or entitled to notice, not more than thirty days, nor less than seven days before any such meeting. If mailed, it shall be directed to the shareholder at his address as the same appears upon the records of the corporation.

SECTION 4: WAIVER OF NOTICE

    Any shareholder, either before or after any meeting, may waive any notice of the time, place and purpose of any meeting of the shareholder, required to be given by law or under these Regulations by written assent; and whenever the written assent of each and all of the shareholders entitled to vote or to notice shall meet in person or by proxy and so consent to the holding of a meeting, it shall be valid for all purposes without call or notice, and at such meeting any action may be taken. Such waiver or assent shall be filed with or entered upon the records of the meeting, either before or after the holding thereof.

SECTION 5: QUORUM

    A majority in amount of the issued and outstanding shares entitled to vote, whether present in person or by proxy, shall constitute a quorum, except when a greater proportion is required by law, the Articles of Incorporation or these Regulations, for the transaction of all business.

    At any meeting, whether a quorum is present or not, the holder of a majority of the voting shares represented by shareholders present, in person or by other proxy, may adjourn from time to time and from place to place without notice, other than by announcement at the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might be transacted as originally notified or held.

SECTION 6: VOTING

    At any meeting of the shareholders, only such persons shall be entitled to vote as appear as shareholders upon the books of the corporation, not less than five days next prior to such meeting, and such persons may vote in person or by proxy. At a meeting of the shareholders, all questions except those, the decision of which is regulated by statute, shall be determined by a majority vote of the shareholders present in person or by proxy, and in case of a tie vote, the presiding officer at the meeting shall cast the deciding vote.

SECTION 7: PROXIES

    The instrument appointing a proxy shall be in writing and subscribed by the person making the appointment and the person so appointed need not be a shareholder. The presence of a shareholder at a meeting shall not revoke a proxy unless and until notice of such revocation is given to the corporation in writing, or in open meeting of the shareholders.

SECTION 8: RATIFICATION OF ACTS OF DIRECTORS AND OFFICERS

    Except as otherwise provided by law or by the Articles, any contract, act or transaction of the Company or of the Directors, or of the officers, may be ratified by the affirmative vote at a meeting of shareholders, or by the written consent, with or without a meeting of the holders of shares entitling them to exercise a majority of the voting power of the Company, and such ratification shall be valid and as binding as if every shareholder of the corporation had affirmatively voted for or consented to the same.

SECTION 9: ACTION WITHOUT MEETING

    Any action which may be taken at any meeting of shareholders may be taken without a meeting if authorized by a writing signed by all of the holders of shares, who would be entitled to notice of a meeting for such purpose.

SECTION 10: ORDER OF BUSINESS

    At all meetings of the shareholders, the following order of business shall be observed so far as the same shall be consistent with the purpose of the meeting, namely:

    Calling the roll
    Reading notice and proof
    Reading of the minutes of preceding meetings and action thereon
    Report of President
    Report of Treasurer
    Report of Secretary
    Election of Directors
    Unfinished business
    New business

ARTICLE II: BOARD OF DIRECTORS

SECTION 1: NUMBER AND TERM OF OFFICE

    The business and property of this corporation shall be exercised, managed, conducted and controlled by the Board of Directors, which shall be composed of three persons unless all of the shares of the corporation are owned of record by less than three shareholders, in which event the number of directors shall be no less than the same as the number of shareholders or more than three as determined by the Board of Directors. Directors shall be elected by the shareholders at any regular meeting or at a special meeting called for that purpose, for a term of one year, or until their respective successors are elected and qualified.

SECTION 2: QUALIFICATIONS

    Directors shall not be required to be shareholders of the corporation.

SECTION 3: VACANCIES

    Any vacancy in the Board of Directors, may be filled for the unexpired term by a majority vote of the remaining Directors.

SECTION 4: BY-LAWS

    The Board of Directors may adopt By-Laws for their own government, not inconsistent with the Articles or the Regulations.

SECTION 5: MEETINGS

    The annual meetings of the Board shall be held immediately after the adjournment of each annual meeting of the shareholders. Special meetings of the Board of Directors may be held as provided for by the Board in its By-Laws.

SECTION 6: QUORUM

    A majority of the Board of Directors shall constitute a quorum for the transaction of business and the act of such quorum shall be the act of the Board. Provided, however, that if one or more directors tender their resignation, the remaining director or directors, though less than a majority of the full Board, may accept such resignations and fill the vacancies thus created.

ARTICLE III: OFFICERS

SECTION 1: EXECUTIVE OFFICERS

    The officers of the corporation shall be a President, Vice President, and Treasurer, all of whom shall be elected by the Board of Directors, immediately after their election, and who shall serve until their successors are elected and qualified. The Board may appoint such other officers as it shall deem necessary, who shall have the authority and shall perform such duties as may be assigned to them, and from time to time by the Board of Directors. Any two offices may be held by the same person, except that of President and Vice President, and the salaries of all officers shall be fixed by the Board of Directors.

SECTION 2: VACANCIES

    Any vacancy in the office of any officer arising by reason of death, resignation or disqualification or other cause, may be filled by the Board of Directors for the unexpired term of office in respect to which such vacancy occurred or was created, by the affirmative vote of a majority thereof.

SECTION 3: ABSENCE

    In the absence of any officer of the corporation or for any reason that the Board of Directors may deem sufficient, the Board may delegate the powers and duties of such officer to any other officer or to any Director, except where otherwise provided by those regulations or by statute for the time being, provided a majority of the entire Board concurs therein.

ARTICLE IV: DUTIES OF OFFICERS

SECTION I: THE PRESIDENT

    The President shall preside at all meetings of the shareholders and directors, sign the records thereof, and together with the Secretary, sign all share certificates and all other written contracts and obligations of the corporation, except those which may be signed by other officers as provided herein or otherwise specially authorized by the Board; he shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board are carried into effect; and shall perform all the duties incident to the office and such other and future duties as may from time to time be required of him by the directors or shareholders.

SECTION 2: VICE PRESIDENT

    The Vice President shall perform any and all of the duties of the President in case of his absence or inability and such other duties as may be assigned to him by the Board of Directors and as are customary and incident to the office of Vice President.

SECTION 3: SECRETARY

    The Secretary shall keep the minutes of all meetings of the shareholders, directors and committees, and shall attest and record the same in books provided for that purpose; he shall attend to the giving and serving of all notices of the corporation; he shall be the transfer agent of the corporation for the transfer of all share certificates and record all transfers of shares and cancel and preserve all certificates transferred; he shall keep a record alphabetically arranged of all the shareholders of this corporation showing the number of shares held by each and the time when they became shareholders; he shall prepare such list as of-the date fixed for closing the books against transfers and produce the same at any meeting of the shareholders upon request; he shall keep all such books as may be required by law, shall have charge and custody of the corporate seal and with the President shall issue and sign all share certificates and perform such other and further duties may from time to time be required of him by the Directors, shareholders and by statute.

SECTION 4: TREASURER

    The Treasurer shall receive and have custody of all funds and securities of the corporation; may endorse on behalf of the corporation for collection checks, notes and other obligations and deposit the same to the credit of the corporation in such banks or depositary as the Board of Directors may from time to time designate; may sign checks of the corporation and deliver the same under the general direction of the Board of Directors; keep a full and accurate account of all money disbursed and money and other property received by him on account of the corporation in books kept by him for such purpose; render to the Board of Directors and stockholders whenever required an account of all of his transactions as Treasurer and of the financial condition of the corporation; and generally perform all duties incident to such office as may be required by the Board of Directors, the shareholders and by statute.

SECTION 5: ASSISTANT AND SUBORDINATE OFFICERS

    The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office during the pleasure of the Board of Directors and perform such duties as the Board of Directors may prescribe.

SECTION 6: GENERAL MANAGER AND SUPERINTENDENT

    The Board of Directors may from time to time appoint a General Manager and/or a Superintendent, who may, but need not be, one of the officers or directors of the corporation, and may delegate to him such authority to manage and direct the business end affairs of the corporation (except such matters and duties as by law must be transacted or performed by the Board of Directors, or by the shareholders or by the officers of the corporation) to employ and discharge agents and employees and to carry out all lawful orders given him by the Board of Directors of the corporation. He shall at all reasonable times give to the Directors or any of them all information they may require regarding the affairs of the corporation.

ARTICLE V: SHARES OF STOCK

SECTION 1: CERTIFICATES OF STOCK

    Each shareholder of this corporation whose stock has been fully paid for, shall be entitled to a certificate or certificates showing the amount of stock registered in his name on the books of the corporation. Such certificates shall be issued in numerical order from the stock certificate books, and shall be signed by the President and the Secretary. The certificates shall contain such statements as are required by law, and shall otherwise be in such form as the Board of Directors may from time to time determine or approve. A full record of each certificate as issued shall be entered on the stub thereof.

SECTION 2: VOTING

    Each shareholder shall be entitled to one vote for each share of Common Stock held by him.

SECTION 3: TRANSFER OF STOCK

    Transfer of shares shall be made only on the books of the corporation by the holder thereof in person or by his duly authorized attorney, and must be accompanied by the surrender of the certificate, properly assigned, evidencing the share so transferred. Certificates so surrendered shall be cancelled and attached to the stubs corresponding thereto in the stock certificate book.

SECTION 4: LOST OR MUTILATED CERTIFICATES

    If any stock certificate of this Corporation becomes worn, defaced or mutilated, the Secretary, upon presentation or surrender thereof, shall cancel the same and issue a new certificate in lieu thereof. If any certificate be lost, stolen or destroyed, the Secretary, upon the giving of: (i) an affidavit of ownership and loss, and (ii) indemnification to the Company and its agent to such extent and in such manner as the Board of Directors may from time to time prescribe or require, conditioned to protect the Corporation against all loss or damage which may occur in consequence of the issuing of the duplicate certificate, shall issue a new certificate in lieu thereof to the person entitled thereto.

SECTION 5: DIVIDENDS

    All dividends shall be payable to the holders of record of the stock of this Corporation, who were such five days prior to the meeting at which such dividends are declared, upon which date said books shall be closed for transfer until after such meeting.

SECTION 6: FISCAL YEAR

    The fiscal year of the corporation shall end on the 31st day of October in each year or on such other day as may be fixed from time to time by the Board of Directors.

ARTICLE VI: SEAL

    The corporation shall have a seal which shall be circular in form with the words "The O. S. Kelly Company" and "Springfield" surrounding the word "Ohio."

ARTICLE VII: AMENDMENTS

    These regulations, with the exception of Article V, Section 3, may be amended or repealed by, the vote of the owners of a majority in amount of the shareholders entitled to vote at any meeting properly called, or may be amended without a meeting by the written consent of the holders of record of shares entitling them to exercise two-thirds of the voting power; however, Article V, Section 3, may be amended or repealed only by the vote or consent of the shareholders entitled to exercise three-fourths of the voting power.

ARTICLE VIII: INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The corporation shall indemnify the directors and officers to the fullest extent permissible under law and particularly to the fullest extent available under Section 1701.13 of the Ohio Revised Code. This indemnification shall be construed as broadly as possible and any ambiguities or differences of fact or law shall be construed in favor of such directors and officers.

    There being no further business to come before the meeting, the same was, on motion duly made and seconded and unanimously carried, adjourned.

* * * * * * * * * * * * * * * * * *

Code of Regulations—adopted October 7, 1952

Amendment 1—Article V, Section 3, adopted February 20, 1956

Amendment 2—Article VIII, adopted December 18, 1975

Amendment 3—Article II, Section 1, adopted January 25, 1985

EXHIBIT B

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  EXHIBIT 3.12
CODE OF REGULATIONS OF THE O. S. KELLY COMPANY
SECTION 1: ANNUAL MEETING
SECTION 2: SPECIAL MEETING
SECTION 3: NOTICE 0F MEETINGS
SECTION 4: WAIVER OF NOTICE
SECTION 5: QUORUM
SECTION 6: VOTING
SECTION 7: PROXIES
SECTION 8: RATIFICATION OF ACTS OF DIRECTORS AND OFFICERS
SECTION 9: ACTION WITHOUT MEETING
SECTION 10: ORDER OF BUSINESS
ARTICLE II: BOARD OF DIRECTORS
SECTION 1: NUMBER AND TERM OF OFFICE
SECTION 2: QUALIFICATIONS
SECTION 3: VACANCIES
SECTION 4: BY-LAWS
SECTION 5: MEETINGS
SECTION 6: QUORUM
ARTICLE III: OFFICERS
SECTION 1: EXECUTIVE OFFICERS
SECTION 2: VACANCIES
SECTION 3: ABSENCE
ARTICLE IV: DUTIES OF OFFICERS
SECTION I: THE PRESIDENT
SECTION 2: VICE PRESIDENT
SECTION 3: SECRETARY
SECTION 4: TREASURER
SECTION 5: ASSISTANT AND SUBORDINATE OFFICERS
SECTION 6: GENERAL MANAGER AND SUPERINTENDENT
ARTICLE V: SHARES OF STOCK
SECTION 1: CERTIFICATES OF STOCK
SECTION 2: VOTING
SECTION 3: TRANSFER OF STOCK
SECTION 4: LOST OR MUTILATED CERTIFICATES
SECTION 5: DIVIDENDS
SECTION 6: FISCAL YEAR
ARTICLE VI: SEAL
ARTICLE VII: AMENDMENTS
ARTICLE VIII: INDEMNIFICATION OF DIRECTORS AND OFFICERS
EXHIBIT B